UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TOWERSTREAM CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TOWERSTREAM CORPORATION

55 HAMMARLUND WAY
MIDDLETOWN, RHODE ISLAND 02842
Telephone: (401) 848-5848

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The annual meeting of the stockholders of Towerstream Corporation (the “Company”) will be held on Friday, November 1, 2013, at 9:00 a.m. Eastern Standard Time at 55 Hammarlund Way, Tech II, Middletown, Rhode Island 02842 for the purposes of:

1.	Electing the five (5) directors nominated by the Company to hold office until the next annual meeting of stockholders;

2.

Amending the Company’s 2008 Non-Employee Directors Compensation Plan to increase the number of shares of common stock reserved for issuance from 1,000,000 shares of common stock to 2,000,000 shares of common stock;

3.	Ratifying Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

4.	Transacting such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on September 5, 2013 will be entitled to attend and vote at the meeting. A list of all stockholders entitled to vote at the annual meeting will be available at the principal office of the Company for the 10 days prior to November 1, 2013. The list will be arranged in alphabetical order and show the address and number of shares held by each stockholder. It will be available for examination by any stockholder for any purpose germane to the annual meeting. The proxy materials will be furnished to stockholders on or about September 20, 2013.

The Company is pleased to take advantage of the United States Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the Company’s costs.

By Order of the Board of Directors /s/ Philip Urso Chairman

WHETHER OR NOT YOU PLAN ON ATTENDING THE MEETING IN PERSON, PLEASE VOTE AS PROMPTLY AS POSSIBLE TO ENSURE THAT YOUR VOTE IS COUNTED.

 TOWERSTREAM CORPORATION

55 HAMMARLUND WAY
MIDDLETOWN, RHODE ISLAND 02842
Telephone: (401) 848-5848

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FRIDAY, NOVEMBER 1, 2013

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of Towerstream Corporation (referred to as the “Company”, “we,” “us,” or “our”) for use at the annual meeting of the Company’s stockholders to be held at 55 Hammarlund Way, Tech II, Middletown, Rhode Island 02842 on November 1, 2013, at 9:00 a.m. Eastern Standard Time and at any adjournments thereof. Whether or not you expect to attend the meeting in person, please vote your shares as promptly as possible to ensure that your vote is counted. The proxy materials will be furnished to stockholders on or about September 20, 2013.

REVOCABILITY OF PROXY AND SOLICITATION

Any stockholder executing a proxy that is solicited hereby has the power to revoke it prior to the voting of the proxy. Revocation may be made by attending the annual meeting and voting the shares of stock in person, or by delivering to the Secretary of the Company at the principal office of the Company prior to the annual meeting a written notice of revocation or a later-dated, properly executed proxy. Solicitation of proxies may be made by directors, officers and other employees of the Company by personal interview, telephone, facsimile transmittal or electronic communications. No additional compensation will be paid for any such services. This solicitation of proxies is being made by the Company which will bear all costs associated with the mailing of this proxy statement and the solicitation of proxies.

INTERNET AND ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Under new rules adopted by the United States Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 available on the Internet instead of mailing a printed copy of these materials to each stockholder. Stockholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how stockholders may access and review all of the important information contained in the materials on the Internet, including how stockholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

RECORD DATE

Stockholders of record at the close of business on September 5, 2013, will be entitled to receive notice of, to attend and to vote at the meeting.

ACTION TO BE TAKEN UNDER PROXY

Unless otherwise directed by the giver of the proxy, the persons named in the form of proxy, namely, Jeffrey M. Thompson, our Chief Executive Officer and President, and Joseph P. Hernon, our Chief Financial Officer, or either one of them who acts, will vote:

●

FOR the election of the persons named herein as nominees for directors of the Company, for a term expiring at the 2014 annual meeting of stockholders (or until successors are duly elected and qualified);

●

FOR the approval of amending our 2008 Non-Employee Directors Compensation Plan (the “2008 Directors Plan”) to increase the number of shares of common stock reserved for issuance from 1,000,000 shares of common stock to 2,000,000 shares of common stock;

●	FOR the ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and

●	According to their judgment, on the transaction of such matters or other business as may properly come before the meeting or any adjournments thereof.

Should any nominee named herein for election as a director become unavailable for any reason, it is intended that the persons named in the proxy will vote for the election of such other person in his stead as may be designated by the Board of Directors. The Board of Directors is not aware of any reason that might cause any nominee to be unavailable.

WHO IS ENTITLED TO VOTE; VOTE REQUIRED; QUORUM

As of September 5, 2013, there were 66,405,427 shares of common stock issued and outstanding, which constitute all of the outstanding capital stock of the Company. Stockholders are entitled to one vote for each share of common stock held by them.

A majority of the outstanding shares (33,202,714 shares), present in person or represented by proxy, will constitute a quorum at the meeting. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, stockholders of record who are present at the annual meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote and are counted towards the quorum.

Brokers holding shares of record for customers generally are not entitled to vote on “non-routine” matters, unless they receive voting instructions from their customers. As used herein, “uninstructed shares” means shares held by a broker who has not received voting instructions from its customers on a proposal. A “broker non-vote” occurs when a nominee holding uninstructed shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that non-routine matter. In connection with the treatment of abstentions and broker non-votes, (i) the election of directors (Proposal No. 1) and (ii) the proposed amendment to our 2008 Directors Plan to increase the shares of common stock reserved for issuance (Proposal No. 2) are considered “non-routine” matters.  Accordingly, brokers are not entitled to vote uninstructed shares with respect to Proposals No. 1 and No. 2. The proposed ratification of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 3) is considered a “routine” matter. Accordingly, brokers are entitled to vote uninstructed shares only with respect to Proposal No. 3.

Under Delaware state law and provisions of the Company’s Certificate of Incorporation and By-Laws, as amended, the vote required for the election of directors is a plurality of the votes of the issued and outstanding shares of common stock present in person or represented by proxy at the annual meeting of stockholders and entitled to vote on the election of directors. This means that the nominees who receive the most votes will be elected to the open director positions. Abstentions, broker non-votes and other shares that are not voted in person or by proxy will not be included in the vote count to determine if a plurality of shares voted in favor of each nominee.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these materials?

Towerstream Corporation has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the annual meeting of stockholders to be held on November 1, 2013 at 9:00 a.m. Eastern Standard Time at 55 Hammarlund Way, Tech II, Middletown, Rhode Island. These materials describe the proposals on which the Company would like you to vote and also give you information on these proposals so that you can make an informed decision. We are furnishing our proxy materials on or about September 20, 2013 to all stockholders of record entitled to vote at the annual meeting.

What is included in these materials?

These materials include:

●	this proxy statement for the annual meeting; and

●	the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the SEC on March 18, 2013, and amended on March 21, 2013.

If you requested printed versions of these materials by mail, these materials also include the proxy card or the vote instruction form for the annual meeting.

What is the proxy card?

The proxy card enables you to appoint Jeffrey M. Thompson, our Chief Executive Officer and President, and Joseph P. Hernon, our Chief Financial Officer, as your representative at the annual meeting. By completing and returning a proxy card, you are authorizing these individuals to vote your shares at the annual meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting.

What items will be voted on?

You are being asked to vote on these specific proposals:

●	the election of the five nominated members of our Board of Directors;

●	approving an amendment to our 2008 Directors Plan to increase the number of shares of common stock reserved for issuance from 1,000,000 shares of common stock to 2,000,000 shares of common stock; and

●	the ratification of our independent registered public accounting firm, Marcum LLP, for the fiscal year ending December 31, 2013.

We will also transact any other business that properly comes before the annual meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote your shares:

●	FOR each of the five persons nominated for director;

●	FOR the approval of an amendment to our 2008 Directors Plan to increase the number of shares of common stock reserved for issuance; and

●	FOR the ratification of our independent registered public accounting firm, Marcum LLP, for the fiscal year ending December 31, 2013.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, the Company is sending the Notice to the Company’s stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages you to take advantage of the availability of the proxy materials on the Internet.

What does it mean if I receive more than one Notice?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please follow directions on each Notice to ensure that all of your shares are voted.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

●	view the Company’s proxy materials for the annual meeting on the Internet;

●	request hard copies of the materials; and

●	instruct the Company to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who can vote at the annual meeting of stockholders?

There were 66,405,427 shares of common stock outstanding on September 5, 2013. There are approximately 50 stockholders of record. Beneficial owners hold their shares at brokerage firms and other financial institutions. Only stockholders of record at the close of business on September 5, 2013 are entitled to receive notice of, to attend, and to vote at the annual meeting. Each share is entitled to one vote. All shares of common stock shall vote together as a single class. Information about the stockholdings of our directors and executive officers is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management.”

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially in street name.

Stockholder of Record

If on September 5, 2013, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares, and the Notice was sent directly to you by the Company. If you request printed copies of the proxy materials by mail, you will receive a proxy card. As the stockholder of record, you have the right to direct the voting of your shares by returning the proxy card to us. Whether or not you plan to attend the annual meeting, if you do not vote over the Internet, please complete, date, sign and return a proxy card to ensure that your vote is counted.

Beneficial Owner of Shares Held in Street Name

If on September 5, 2013, your shares were held in an account at a brokerage firm, bank, broker-dealer, or other nominee holder, then you are considered the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you receive a valid proxy from the organization. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by calling the toll free number found on the proxy card.

●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided.

●	In Person. You may attend and vote at the annual meeting. The Company will give you a ballot when you arrive.

Beneficial Owners of Shares Held in Street Name.  If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters such as Proposal No. 3 but cannot vote on non-routine matters such as Proposals No.1 and No. 2. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

If you are a beneficial owner of shares held in street name, you may vote by any of the following methods:

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the vote instruction form.

●

By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the vote instruction form and returning it in the pre-addressed, postage-paid envelope provided.

●	In Person. If you are a beneficial owner of shares held in street name and you wish to vote in person at the annual meeting, you must obtain a legal proxy from the organization that holds your shares.

What if I change my mind after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the annual meeting. You may vote again on a later date via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the annual meeting will be counted), by signing and returning a new proxy card or a vote instruction form with a later date, or by attending the annual meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request that your prior proxy be revoked by delivering to the Company’s Corporate Secretary at 55 Hammarlund Way, Middletown, Rhode Island 02842 a written notice of revocation prior to the annual meeting.

Please note, however, that if your shares are held of record by an organization, you must instruct them that you wish to change your vote by following the procedures on the vote instruction form provided to you by the organization. If your shares are held in street name, and you wish to attend the annual meeting and vote at the annual meeting, you must bring to the annual meeting a legal proxy from the organization holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

 How are proxies voted?

All valid proxies received prior to the annual meeting will be voted. All shares represented by a proxy will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

Stockholders of Record. If you are a stockholder of record and you:

●	indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board of Directors, or

●	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters, such as the ratification of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 (Proposal No. 3), but cannot vote on non-routine matters, which include (i) the election of directors (Proposal No. 1) and (ii) the proposed amendment to our 2008 Directors Plan to the increase the number of shares of common stock reserved for issuance (Proposal No. 2).

Do I have dissenters’ right of appraisal?

Holders of shares of our common stock do not have appraisal rights under Delaware Law or under the governing documents of the Company.

How many votes are required to elect the nominated persons to our Board of Directors?

The affirmative vote of a plurality of the votes cast at the meeting of the stockholders by the holders of shares of common stock entitled to vote in the election are required to elect each director. This means that the nominees who receive the most votes will be elected to the open director positions, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

How many votes are required to approve our amendment to our 2008 Directors Plan to increase the number of shares of common stock reserved for issuance?

The affirmative vote of a majority of the votes cast at the meeting of the stockholders by the holders of shares of common stock entitled to vote are required to amend our 2008 Directors Plan to increase the number of shares of common stock reserved for issuance.

How many votes are required to ratify our independent public accountants?

The affirmative vote of a majority of the votes cast at the meeting of the stockholders by the holders of shares of common stock entitled to vote are required to ratify Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Is my vote kept confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

●	as necessary to meet applicable legal requirements;

●	to allow for the tabulation and certification of votes; and

●	to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board of Directors.

Do any of the Company’s officers and directors have any interest in matters to be acted upon?

Except for the election to our Board of Directors of the five nominees and the amendment of our 2008 Directors Plan set forth herein, none of our officers or directors has any interest in any of the matters to be acted upon at the annual meeting.

Where do I find the voting results of the annual meeting?

We will announce voting results at the annual meeting and also in our Current Report on Form 8-K, which we anticipate filing by November 7, 2013.

Who can help answer my questions?

You can contact our corporate headquarters at Towerstream Corporation, 55 Hammarlund Way, Middletown, RI 02842, by phone at 401-848-5848 or by sending a letter to Joseph P. Hernon, our Secretary, with any questions about any proposal described in this proxy statement or how to execute your vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of September 5, 2013 by:

●	each person known by us to beneficially own more than 5% of our common stock (based solely on our review of SEC filings);
●	each of our directors;
●	each of our named executive officers listed in the section entitled “Summary Compensation Table” under Executive Compensation; and
●	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of, with respect to the security. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Towerstream Corporation, 55 Hammarlund Way, Middletown, Rhode Island 02842, unless otherwise indicated. As of September 5, 2013, there were 66,405,427 shares of our common stock outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)

5% Stockholders:
FMR LLC (2)	5,821,162	8.8%
82 Devonshire Street
Boston, MA 02109

Directors and Named Executive Officers:
Philip Urso	1,774,450(3)	2.7%
William J. Bush	288,335(4)	*
Howard L. Haronian, M.D.	1,323,205(5)	2.0%
Paul Koehler	230,835(6)	*
Jeffrey M. Thompson	2,694,413(7)	4.0%
Joseph P. Hernon	373,656(8)	*
All directors and executive officers as a group (6 persons)	6,684,894(3)(4)(5)(6)(7)(8)	9.8%

* Less than 1%.

(1)

Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of September 5, 2013. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)	Based on a Schedule 13G filed with the SEC on February 11, 2013. Includes 5,821,162 shares held by FMR LLC.

(3)

Includes 129,386 shares of common stock held in a trust for the benefit of Mr. Urso’s minor children, of which Mr. Urso is a trustee, and 324,134 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days. Mr. Urso disclaims beneficial ownership of the 129,386 shares held in trust.

(4)

Includes 283,335 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days. The remaining 5,000 shares are held in trust for the benefit of the Bush family.  Mr. Bush is a trustee of this trust and disclaims beneficial ownership of such 5,000 shares.

(5)

Includes 10,000 shares of common stock held by Dr. Haronian’s wife, for which Dr. Haronian has an indirect interest in, and 295,874 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.

(6)	Includes 230,835 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.

(7)	Includes 786,902 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.

(8)	Includes 208,700 shares of common stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Information about the Nominees

Our By-laws currently specify that the number of directors shall be at least one and no more than 15 persons, unless otherwise determined by a vote of the majority of the Board of Directors (the “Board”). Our Board currently consists of five (5) persons and all of them have been nominated by the Company to stand for re-election. Each director is elected or nominated to the Board until the following annual meeting of stockholders and until his successor has been elected and qualified or until the director’s earlier resignation or removal.

The following table shows for each nominee his age, his principal occupation for at least the last five years, his present position with the Company, the year in which he was first elected or appointed as director (each serving continuously since first elected or appointed), and his directorships with other companies whose securities are registered with the SEC.

Name	Age	Position
Jeffrey M. Thompson	49	President, Chief Executive Officer and Director
Philip Urso	54	Chairman of the Board of Directors
Howard L. Haronian, M.D. (1)(2)(3)	52	Director
Paul Koehler (1)(3)	54	Director
William J. Bush (1)(2)	48	Director

(1) Member of our Audit Committee.

(2) Member of our Compensation Committee.

(3) Member of our Nominating Committee.

The biographies below include information related to service by the persons below to Towerstream Corporation and our subsidiary, Towerstream I, Inc. On January 4, 2007, we merged with and into a wholly-owned Delaware subsidiary for the sole purpose of changing our state of incorporation to Delaware. On January 12, 2007, a wholly-owned subsidiary of ours completed a reverse merger with and into a private company, Towerstream Corporation, with Towerstream Corporation (the private company) being the surviving company and becoming a wholly-owned subsidiary of ours. Upon closing of the merger, we discontinued our former business and succeeded to the business of Towerstream Corporation as our sole line of business. At the same time, we also changed our name to Towerstream Corporation and, our newly acquired subsidiary, Towerstream Corporation, changed its name to Towerstream I, Inc.

Jeffrey M. Thompson co-founded Towerstream I, Inc. in December 1999 with Philip Urso. Mr. Thompson has served as a director since inception and as chief operating officer from inception until November 2005 when Mr. Thompson became president and chief executive officer. Since becoming a public entity in January 2007, Mr. Thompson has been our president, chief executive officer and a director. In 1995, Mr. Thompson co-founded and was vice president of operations of EdgeNet Inc., a privately held Internet service provider (which was sold to Citadel Broadcasting Corporation in 1997 and became eFortress (“eFortress”)) through 1999. Mr. Thompson holds a B.S. degree from the University of Massachusetts. Mr. Thompson was appointed to the Board due to his significant experience in the wireless broadband industry, his familiarity with the Company, as well as his extensive business management expertise.

Philip Urso co-founded Towerstream I, Inc. in December 1999 with Jeffrey M. Thompson. Mr. Urso has served as a director and chairman since inception and as chief executive officer from inception until November 2005. Since becoming a public entity in January 2007, Mr. Urso has been our chairman and a director. In 1995, Mr. Urso co-founded eFortress and served as its president through 1999. From 1983 until 1997, Mr. Urso owned and operated a group of radio stations. In addition, Mr. Urso co-founded the regional cell-tower company, MCF Communications, Inc. Mr. Urso was appointed to the Board due to his significant experience in the wireless broadband and tower industries, his familiarity with the Company, as well as his extensive business management expertise.

Howard L. Haronian, M.D., has served as a director of Towerstream I, Inc. since inception in December 1999. Since becoming a public entity in January 2007, Dr. Haronian has been a director. Dr. Haronian is an interventional cardiologist and has been president of Cardiology Specialists, Ltd. of Rhode Island since 1994. Dr. Haronian has served on the clinical faculty of the Yale School of Medicine since 1994. Dr. Haronian graduated from the Yale School of Management Program for Physicians in 1999. Dr. Haronian has directed the Cardiac Catheterization program at The Westerly Hospital since founding the program in 2003. Dr. Haronian was appointed to the Board due to his extensive knowledge of the Company’s operations since its founding and his executive level experience at other organizations.

Paul Koehler has been a director since January 2007. Mr. Koehler has served as vice president of corporate development of Pacific Ethanol, Inc. (NasdaqGM: PEIX) since June 2005. Mr. Koehler has over twenty-five years of experience in the power and renewable fuels industries and in marketing, trading and project development. Prior to working for Pacific Ethanol Inc., from 2001 to 2005, Mr. Koehler developed wind power projects for PPM Energy Inc., a wind power producer and marketer. Mr. Koehler was president and co-founder of Kinergy LLC, a consulting firm focused on renewable energy, project development and risk management from 1993 to 2003. During the 1990s, Mr. Koehler worked for Portland General Electric Company and Enron Corp. in power marketing and energy trading. Mr. Koehler holds a B.A. degree from the Honors College at the University of Oregon. Mr. Koehler currently serves on the board of directors of Oregon College of Art and Craft Foundation since 2011. Mr. Koehler also served on the board of directors of Oregon College of Art and Craft, a private art college from 1998 to 2007 and again from 2009 to 2012. Mr. Koehler was appointed to the Board due to his experience as an executive at other public companies and as a director of other organizations.

William J. Bush has been a director since January 2007. Since January 2010, Mr. Bush has served as the chief financial officer of Borrego Solar Systems, Inc., which is one of the nation’s leading financiers, designers and installers of commercial and government grid-connected solar electric power systems. From October 2008 to December 2009, Mr. Bush served as the chief financial officer of Solar Semiconductor, Ltd., a private vertically integrated manufacturer and distributor of quality photovoltaic modules and systems targeted for use in industrial, commercial and residential applications with operations in India helping it reach $100 million in sales in its first 15 months of operation. Prior to that, Mr. Bush served as chief financial officer and corporate controller for a number of high growth software and online media companies as well as being one of the founding members of Buzzsaw.com, Inc., a spinoff of Autodesk, Inc. Prior to his work at Buzzsaw.com, Mr. Bush served as corporate controller for Autodesk, Inc. (NasdaqGM: ADSK), the fourth largest software applications company in the world. His prior experience includes seven years in public accounting with Ernst & Young, and Price Waterhouse. Mr. Bush holds a B.S. degree in Business Administration from U.C. Berkeley and is a certified public accountant. Mr. Bush was appointed to the Board because he has significant experience in finance.

Directorships

Except as otherwise reported above, none of our directors held directorships in other reporting companies and registered investment companies at any time during the past five years.

Family Relationships

Except for Howard L. Haronian, M.D. and Philip Urso, who are cousins, there are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, during the last ten years, none of our directors (including those of our subsidiaries) has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●

Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●

Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●

Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material proceedings to which any director of the Company is a party adverse to the Company or has a material interest adverse to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors, and persons who beneficially own more than 10% of our equity securities, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of copies of such reports and representations from our executive officers and directors, we believe that our executive officers and directors complied with all Section 16(a) filing requirements during the year ended December 31, 2012, except that Joseph P. Hernon, our Chief Financial Officer, failed by one day to timely file a Form 4 reporting the exercise of stock options to purchase shares of our common stock on September 25, 2012.

Board Leadership Structure and Risk Oversight

Currently, the positions of Chief Executive Officer and Chairman of the Board are held by two different individuals. Jeffrey M. Thompson currently serves as President, Chief Executive Officer and as a member of the Board and Philip Urso serves as Chairman of the Board. Although no formal policy currently exists, the Board determined that the separation of these positions would allow Mr. Thompson to devote his time to the daily execution of the Company’s business strategies and Mr. Urso to devote his time to the long-term strategic direction of the Company.

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of our Board. The Audit Committee receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our Company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board which also considers our risk profile. The Audit Committee and the full Board focus on the most significant risks facing our Company and our Company’s general risk management strategy, and also ensure that risks undertaken by our Company are consistent with the Board’s tolerance for risk. While the Board oversees our Company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach to address the risks facing our Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related parties can include any of our directors or executive officers, certain of our stockholders and their immediate family members. Each year, we prepare and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. This helps us identify potential conflicts of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the interests of the Company as a whole. Our code of ethics and business conduct requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Audit Committee of the Board of Directors, which is responsible for considering and reporting to the Board any questions of possible conflicts of interest of Board members. Our code of ethics and business conduct further requires pre-clearance before any employee, officer or director engages in any personal or business activity that may raise concerns about conflict, potential conflict or apparent conflict of interest. Copies of our code of ethics and business conduct and the Audit Committee charter are posted on the corporate governance section of our website at www.towerstream.com.

At no time during the last two fiscal years has any executive officer, director or any member of these individuals’ immediate families, any corporation or organization with whom any of these individuals is an affiliate or any trust or estate in which any of these individuals serves as a trustee or in a similar capacity or has a substantial beneficial interest been indebted to the Company or was involved in any transaction in which the amount exceeded $120,000 and such person had a direct or indirect material interest.

In evaluating related party transactions and potential conflicts of interest, our Chief Financial Officer and/or Chairman of the Audit Committee apply the same standards of good faith and fiduciary duty they apply to their general responsibilities. They will approve a related party transaction only when, in their good faith judgment, the transaction is in the best interest of the Company.

Director Independence

We believe that each of William J. Bush, Howard L. Haronian, M.D., and Paul Koehler are independent directors, as provided in NASDAQ Marketplace Rule 5605(a)(2).

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF ITS NOMINEES.

Board Committees

Since January 2007, the standing committees of our Board consist of an Audit Committee, a Compensation Committee and a Nominating Committee. Each member of our committees is “independent” as such term is defined under and required by the federal securities laws and the rules of the NASDAQ Stock Market. The charters of each of the committees have been approved by our Board and are available on our website at www.towerstream.com.

Audit Committee

The Audit Committee is comprised of three directors: William J. Bush, Howard L. Haronian, M.D., and Paul Koehler. Mr. Bush is the Chairman of the Audit Committee. The Audit Committee’s duties include recommending to our Board the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by independent public accountants, including their recommendations to improve our system of accounting and our internal control over financial reporting. The Audit Committee oversees the independent auditors, including their independence and objectivity. However, the committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or substitute for the activities of management and the independent auditors. The Audit Committee is empowered to retain independent legal counsel and other advisors as it deems necessary or appropriate to assist the Audit Committee in fulfilling its responsibilities, and to approve the fees and other retention terms of the advisors. Each of our Audit Committee members possesses an understanding of financial statements and generally accepted accounting principles. The Board has determined that Mr. Bush is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The designation of Mr. Bush as an “audit committee financial expert” will not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our Audit Committee and Board, and his designation as an “audit committee financial expert” will not affect the duties, obligations or liability of any other member of our Audit Committee or Board.

Compensation Committee

The Compensation Committee is comprised of two directors: Howard L. Haronian, M.D., and William J. Bush. Dr. Haronian is the Chairman of the Compensation Committee. The Compensation Committee has certain duties and powers as described in its charter, including but not limited to periodically reviewing and approving our salary and benefits policies, compensation of executive officers, administering our stock option plans and recommending and approving grants of stock options under such plans.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating Committee

The Nominating Committee is comprised of two directors: Howard L. Haronian, M.D., and Paul Koehler. Dr. Haronian is Chairman of the Nominating Committee. The Nominating Committee considers and makes recommendations on matters related to the practices, policies and procedures of the Board and takes a leadership role in shaping our corporate governance. As part of its duties, the Nominating Committee assesses the size, structure and composition of the Board and its committees, and coordinates the evaluation of Board performance. The Nominating Committee also acts as a screening and nominating committee for candidates considered for election to the Board.

Director Nominations

Part of our Nominating Committee’s duties is to screen and nominate candidates considered for election to our Board. In this capacity, it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Nominating Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Nominating Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies.

The Nominating Committee values diversity as a factor in selecting individuals nominated to serve on the Board. Although the Board prefers a mix of backgrounds and experience among its members, it does not follow any ratio or formula to determine the appropriate mix, nor is there any specific policy on diversity. The Nominating Committee uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to a high standard of service for the Board.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2012, the Board held four meetings and acted by written consent on one occasion, the Audit Committee held four meetings, the Compensation Committee held five meetings and acted by written consent on one occasion, and the Nominating Committee held one meeting. Each incumbent director attended or participated in all of the meetings of the Board and the Committees on which he served during the fiscal year, except that one director was not in attendance at one of the meetings of the Audit Committee.

Policy Regarding Attendance at Annual Meetings of Stockholders

Our Board has adopted a policy which states that each director is expected to attend annual meetings of its stockholders. Last year, all of our directors attended the annual meeting of stockholders. We expect that all of our directors will attend this year’s annual meeting.

Director Compensation Table – Fiscal 2012

The following table summarizes the compensation awarded during the fiscal year ended December 31, 2012 to our directors who are not named executive officers in the Summary Compensation Table under “Executive Compensation” below:

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	Total
Philip Urso	$ 60,000	$ 107,510	$ 167,510
William J. Bush	$ 55,000	$ 107,510	$ 162,510
Howard L. Haronian, M.D.	$ 55,000	$ 107,510	$ 162,510
Paul Koehler	$ 50,000	$ 107,510	$ 157,510

(1)

Based upon the aggregate grant date fair value calculated in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification. Our policy and assumptions made in the valuation of share-based payments are contained in Note 9 to our December 31, 2012 financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)	Option awards relate to the issuance in 2012 of options to purchase 50,000 shares at an exercise price of $3.57 each for Messrs. Urso, Koehler and Bush, and Dr. Haronian.

Narrative Disclosure to Director Compensation Table

The table entitled “Director Compensation Table - Fiscal 2012” above quantifies the value of the different forms of compensation of each of the directors for services rendered during fiscal 2012. The primary elements of each director’s total compensation reported in the table are cash fees earned and stock option awards.

Pursuant to the 2008 Directors Plan, each non-employee director is entitled to receive periodic grants of ten-year options to purchase 50,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant and that vests monthly over a one year period. An initial grant is made upon such non-employee director’s election or appointment to our Board and thereafter annually on the first business day in June, subject to such director remaining on the Board. Non-employee directors also receive $50,000 per annum in cash. In connection with the additional responsibilities associated with such positions, the Chairman of the Board will receive an additional $10,000 per year, and the Chairman of the Audit and Compensation Committees will each receive an additional $5,000 per year.

Code of Ethics and Business Conduct

Our Board has adopted a code of ethics and business conduct that establishes the standards of ethical conduct applicable to all directors, officers and employees of Towerstream Corporation. The code of ethics and business conduct addresses, among other things, conflicts of interest, compliance with disclosure controls and procedures, and internal control over financial reporting, corporate opportunities and confidentiality requirements. The Audit Committee is responsible for applying and interpreting our code of ethics and business conduct in situations where questions are presented to it. There were no amendments or waivers to the code of ethics and business conduct in fiscal 2012. Our code of ethics and business conduct is available for review on our website at www.towerstream.com. We will provide a copy of our code of ethics and business conduct free of charge to any person who requests a copy. Requests should be directed by e-mail to Joseph P. Hernon, our Chief Financial Officer, at jhernon@towerstream.com, or by mail to Towerstream Corporation, 55 Hammarlund Way, Middletown, Rhode Island 02842, or by telephone at (401) 848-5848.

Stockholder Communication with Directors

Our Board has established procedures for stockholders or other interested parties to send communications to the Board. Such parties can contact the Board by electronic mail at Board@towerstream.com.

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee is comprised of three independent directors (as defined under Rule 4200 of the NASDAQ Stock Market). The Audit Committee operates under a written charter adopted by the Board of Directors on January 12, 2007, which can be found in the Corporate Governance section of our website, www.towerstream.com, and is also available in print to any stockholder upon request to the Corporate Secretary.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2012.

We have reviewed and discussed with management and Marcum LLP, our independent registered public accounting firm, the quality and the acceptability of the Company’s financial reporting and internal controls.

We have discussed with Marcum LLP, the overall scope and plans for their audit as well as the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have discussed with management and Marcum LLP, such other matters as required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other auditing standards generally accepted in the United States, the corporate governance standards of the NASDAQ Stock Market and the Audit Committee’s Charter.

We have received and reviewed the written disclosures and the letter from Marcum LLP, required by applicable requirements of the PCAOB regarding Marcum LLP’s communications with the Audit Committee concerning independence, and have discussed with Marcum LLP, their independence from management and the Company.

William J. Bush, Audit Committee Chairman

Howard L. Haronian, M.D.

Paul Koehler

Dated as of September 10, 2013

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

Name	Age	Position
Jeffrey M. Thompson	49	Chief Executive Officer, President and Director
Joseph P. Hernon	53	Chief Financial Officer and Secretary

Information pertaining to Mr. Thompson, who is both a director and an executive officer of the Company, may be found in the section entitled “Information about the Nominees.”

Joseph P. Hernon has been our chief financial officer, principal financial officer and principal accounting officer since joining Towerstream Corporation in May 2008. From November 2007 until May 2008, Mr. Hernon was a financial consultant to a high technology company. From November 2005 until October 2007, Mr. Hernon served as the chief financial officer of Aqua Bounty Technologies Inc., a biotechnology company dedicated to the improvement of productivity in the aquaculture industry. From August 1996 until October 2005, Mr. Hernon served as vice president, chief financial officer and secretary of Boston Life Sciences Inc., a biotechnology company focused on developing therapeutics and diagnostics for central nervous system diseases. From January 1987 until August 1996, Mr. Hernon held various positions while employed at PriceWaterhouseCoopers LLP, an international accounting firm. Mr. Hernon is a certified public accountant and holds a B.S. degree in Business Administration from the University of Lowell, Massachusetts and a M.S. degree in Accounting from Bentley College in Waltham, MA.

Involvement in Certain Legal Proceedings

 To our knowledge, during the last ten years, none of our executive officers (including those of our subsidiaries) has:

●	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

●

Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

●

Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

●

Been the subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

There are no material proceedings to which any executive officer of the Company is a party adverse to the Company or has a material interest adverse to the Company.

EXECUTIVE COMPENSATION

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Howard L. Haronian, M.D., Chairman

William J. Bush

Compensation Discussion and Analysis

 The following discussion and analysis of compensation arrangements of our named executive officers for the year ended December 31, 2012 should be read together with the compensation tables and related disclosures set forth below.

We believe our success depends on the continued contributions of our named executive officers. Personal relationships and experience are very important in our industry. Our named executive officers are primarily responsible for many of our critical business development relationships. The maintenance of these relationships is critical to ensuring our future success as is experience in managing these relationships. Therefore, it is important to our success that we retain the services of these individuals and prevent them from competing with us should their employment with us terminate.

General Philosophy

Our overall compensation philosophy is to provide an executive compensation package that enables us to attract, retain and motivate executive officers to achieve our short-term and long-term business goals. The goals of our compensation program are to align remuneration with business objectives and performance, and to enable us to retain and competitively reward executive officers who contribute to the long-term success of the Company. We attempt to pay our executive officers competitively in order that we will be able to retain the most capable people in the industry. In making executive compensation and other employment compensation decisions, the Compensation Committee considers achievement of certain criteria, some of which relate to our performance and others of which relate to the performance of the individual employee. Awards to executive officers are based on achievement of Company and individual performance criteria.

The Compensation Committee will evaluate our compensation policies on an ongoing basis to determine whether they enable us to attract, retain and motivate key personnel. To meet these objectives, the Compensation Committee may from time to time increase salaries, award additional stock grants or provide other short and long-term incentive compensation to executive officers and other employees.

Compensation Program & Forms of Compensation

We provide our executive officers with a compensation package consisting of base salary, bonus, equity incentives and participation in benefit plans generally available to other employees. In setting total compensation, the Compensation Committee considers individual and company performance, as well as market information regarding compensation paid by other companies in our industry.

Base Salary. Salaries for our executive officers are initially set based on negotiation with individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the industry for individuals of similar education and background to the executive officers being recruited. We also consider the individual’s experience, reputation in his industry and expected contributions to the Company. Base salary is continuously evaluated by competitive pay and individual job performance. In each case, we take into account the results achieved by the executive, his future potential, scope of responsibilities and experience, and competitive salary practices. At times, our executive officers have elected to take less than market salaries.  These salaries were subject to increases to base salary that is comparable with his role and responsibilities when compared to companies of comparable size in similar locations.

Bonuses. We design our bonus programs to be both affordable and competitive in relation to the market. Our bonus program is designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer. The Compensation Committee and the executive officer work together to establish targets and goals for the executive officer. Upon completion of the fiscal year, the Compensation Committee assesses the executive officer’s performance and with input from management determines the achievement of the bonus targets and the amount to be awarded within the parameters of the executive officer’s agreement with us.

Equity-Based Rewards

We design our equity programs to be both affordable and competitive in relation to the market. We monitor the market and applicable accounting, corporate, securities and tax laws and regulations, and adjust our equity programs as needed. Stock options and other forms of equity compensation are designed to reflect and reward a high level of sustained individual performance over time. We design our equity programs to align employees’ interests with those of our stockholders.

Timing of Equity Awards

The Board has authorized the Compensation Committee to approve stock option grants to our executive officers. Stock options are generally granted at scheduled meetings of the Compensation Committee. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market, local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits, and to the extent possible, offer options for additional benefits, and balance costs and cost sharing between us and our employees.

Tax and Accounting Considerations

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next four most highly compensated executive officers, unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our incentive-based equity option plans may qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction, if applicable, in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Role of Executives in Executive Compensation Decisions

The Board and our Compensation Committee generally seek input from our executive officers when discussing the performance of, and compensation levels for, executives. The Compensation Committee also works with our Chief Executive Officer and our Chief Financial Officer to evaluate the financial, accounting, tax and retention implications of our various compensation programs. None of our executives participates in deliberations relating to his compensation.

2012 Bonus Payments

Mr. Thompson. Mr. Thompson was awarded bonus payments of an aggregate of $251,909 in recognition of services performed during 2012. The bonus payments of $251,909 constituting approximately 76% of Mr. Thompson’s salary, were awarded in part on a discretionary basis by our Compensation Committee and in part pursuant to our success in meeting certain performance-related targets consisting of revenue, EBITDA and the number of hotzones installed. The 76% payout ratio slightly exceeds the stated plan ratio of 75% established by the Compensation Committee. Certain performance related goals were exceeded by more than 100% resulting in slightly higher payouts than the stated dollar amounts. Bonus payments are calculated quarterly and all payments were approved by the Compensation Committee.

Mr. Hernon. Mr. Hernon was awarded bonus payments of an aggregate of $151,797 in recognition of services performed during 2012. The bonus payments of $151,797, constituting approximately 62% of Mr. Hernon’s salary, were awarded in part on a discretionary basis by our Compensation Committee and in part pursuant to our success in meeting certain performance-related targets consisting of revenue and EBITDA. The 62% payout ratio slightly exceeds the stated offer letter ratio of 58% established by the Board. Certain performance related goals were exceeded by more than 100% resulting in slightly higher payouts than the stated dollar amounts. Bonus payments are calculated quarterly and all payments were approved by the Compensation Committee.

Mr. Yarbrough. Mr. Yarbrough was awarded bonus payments of an aggregate of $76,805 in recognition of services performed during 2012, constituting approximately 34% of Mr. Yarbrough’s salary. Mr. Yarbrough’s bonus payments were awarded pursuant to our success in meeting certain performance-related targets consisting of revenue, EBITDA and the number of hotzones installed.

See “Employment Agreements and Change-in-Control Agreements” below for a discussion of our employment agreement with Mr. Thompson and our employment arrangement with Mr. Hernon.

2013 Bonus Criteria

Bonus criteria for our executive officers has historically been based on certain performance-related targets including revenue and adjusted EBTIDA. The 2013 criteria for each executive officer has not yet been determined by the Compensation Committee.

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

The Role of Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an advisory vote on executive compensation (a “say-on-pay proposal”). The Compensation Committee will consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the named executive officers.

Summary Compensation Table – Fiscal 2012, Fiscal 2011 and Fiscal 2010

The following table summarizes the annual and long-term compensation paid to our chief executive officer and our chief financial officer who were serving at the end of 2012, and our chief operating officer who served until November 2012, whom we refer to collectively in this proxy statement as the “named executive officers”:

Name and Principal Position	Year	Salary	Bonus		Option Awards(1)		Restricted Stock Awards(1)		Total
Jeffrey M. Thompson	2012	$330,000	$251,909	(2)	$-		$-		$581,909
President and Chief Executive	2011	$301,904	$245,156	(3)	$1,135,308	(4)	$-		$1,682,368
Officer	2010	$250,227	$205,931	(5)	$-		$-		$456,158

Joseph P. Hernon	2012	$243,750	$151,797	(6)	$-		$-		$395,547
Chief Financial Officer	2011	$226,063	$115,738	(7)	$669,491	(8)	$177,300	(9)	$1,188,592
	2010	$198,188	$131,168	(10)	$-		$-		$329,356

Melvin L. Yarbrough, Jr.	2012	$222,917	$76,805	(12)	$-		$-		$299,722
Chief Operating Officer (11)	2011	$226,063	$113,066	(13)	$894,497	(14)	$177,300	(9)	$1,410,926
	2010	$198,188	$125,473	(15)	$-		$-		$323,661

(1)

Based upon the aggregate grant date fair value calculated in accordance with the Stock Compensation Topic of the Financial Accounting Standards Board Accounting Standards Codification. Our policy and assumptions made in the valuation of share-based payments are contained in Note 9 to our December 31, 2012 financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)	Mr. Thompson was awarded $155,616 in 2012 in recognition of services performed during 2012 and Mr. Thompson was awarded $96,293 in May 2013 in recognition of services performed in 2012.

(3)	Mr. Thompson was awarded $184,688 in 2011 in recognition of services performed during 2011 and Mr. Thompson was awarded $60,468 in April 2012 in recognition of services performed in 2011.

(4)

On June 24, 2011, Mr. Thompson received a ten-year option to purchase 100,000 shares of our common stock at an exercise price of $4.94 per share in recognition of services performed during 2011, with one-third of the options vesting on June 24, 2012 and the remaining options vesting in quarterly installments over the subsequent two years.

On July 7, 2011, Mr. Thompson was granted a ten-year option to purchase 132,000 shares of our common stock at an exercise price of $5.25 per share. These options were granted in six tranches of 22,000 options. The tranches begin vesting sequentially based on the closing of the next six acquisitions by the Company.  The vesting of each tranche begins only when an acquisition is completed for that respective tranche.  Each tranche vests on a quarterly basis over the two year period following the date on which each respective acquisition is completed.

The first tranche began vesting on December 2, 2011 when the Company completed the acquisition of Color Broadband, and will vest in quarterly installments over a two year period.

On July 7, 2011, Mr. Thompson was granted a ten-year option to purchase 175,000 shares of our common stock at an exercise price of $5.25 per share.  These options were granted in six tranches and each tranche begins vesting sequentially based on the execution of the next six backhaul contracts executed by the Company.  The vesting of each tranche begins only when a backhaul contract is executed for that respective tranche.  The first tranche was for 50,000 options and the remaining five tranches were for 25,000 options each.  Each tranche vests on a quarterly basis over the two year period following the date on which each respective backhaul contract is executed.

The first tranche of 50,000 options began vesting on March 29, 2012 when the Company executed a backhaul contract with a national wireless carrier.  In May 2012, Mr. Thompson exercised a right to exchange 25%, or 12,500, of the 50,000 options for a cash payment of $34,969 which equaled the fair value of the 12,500 options on the grant date, as calculated in accordance with the Black-Scholes valuation model. The remaining 37,500 options will continue to vest ratably on a quarterly basis through March 2014.

The second tranche of 25,000 options began vesting on April 30, 2012 when the Company executed its second backhaul contract with a national wireless carrier.  In May 2012, Mr. Thompson exercised a right to exchange 25%, or 6,250, of the 25,000 options for a cash payment of $17,647 which equaled the fair value of the 6,250 options on the grant date, as calculated in accordance with the Black-Scholes valuation model. The remaining 18,750 options will continue to vest ratably on a quarterly basis through April 2014.

(5)	Mr. Thompson was awarded $126,803 in 2010 in recognition of services performed during 2010 and Mr. Thompson was awarded $79,128 in February 2011 in recognition of services performed in 2010.

(6)	Mr. Hernon was awarded $95,383 in 2012 in recognition of services performed in 2012 and Mr. Hernon was awarded $56,414 in May 2013 in recognition of services performed in 2012.

(7)

Mr. Hernon was awarded $58,725 in 2011 in recognition of services performed during 2011 and Mr. Hernon was awarded $25,000 in January 2012 and $32,013 in April 2012 in recognition of services performed in 2011.

(8)

On June 24, 2011, Mr. Hernon received a ten-year option to purchase 60,000 shares of our common stock at an exercise price of $4.94 per share in recognition of services performed during 2011, with one-third of the options vesting on June 24, 2012 and the remaining options vesting in quarterly installments over the subsequent two years.

On July 7, 2011, Mr. Hernon was granted a ten-year option to purchase 96,000 shares of our common stock at an exercise price of $5.25 per share.  These options were granted in six tranches of 16,000 options. The tranches begin vesting sequentially based on the closing of the next six acquisitions by the Company.  The vesting of each tranche begins only when an acquisition is completed for that respective tranche.  Each tranche vests one-third on the one year anniversary of the closing of the acquisition with the remaining two-thirds vesting ratably on a quarterly basis over the following two years.

The first tranche began vesting on December 2, 2011 when the Company completed the acquisition of Color Broadband.  One-third of the first tranche will vest on the one year anniversary (December 2, 2012) with the remaining two-thirds vesting ratably on a quarterly basis over the following two years (through December 2, 2014).

On July 7, 2011, Mr. Hernon was granted a ten-year option to purchase 82,500 shares of our common stock at an exercise price of $5.25 per share.  These options were granted in six tranches and each tranche begins vesting sequentially based on the execution of the next six backhaul contracts executed by the Company.  The vesting of each tranche begins only when a backhaul contract is executed for that respective tranche.  The first tranche was for 20,000 options and the remaining five tranches were for 12,500 options each.  Each tranche vests on a quarterly basis over the two year period following the date on which each respective backhaul contract is executed.

The first tranche of 20,000 options began vesting on March 29, 2012 when the Company executed a backhaul contract with a national wireless carrier.  The second tranche of 12,500 options began vesting on April 30, 2012 when the Company executed its second backhaul contract with a national wireless carrier.

(9)

Represents a restricted stock award of 45,000 shares of common stock granted on January 3, 2011, which vests as to one-third of the shares subject to the restricted stock award annually, commencing January 3, 2012.

(10)	Mr. Hernon was awarded $81,477 in 2010 in recognition of services performed during 2010 and Mr. Hernon was awarded $49,691 in February 2011 in recognition of services performed in 2010.

(11)	Mr. Yarbrough resigned from the Company on November 30, 2012.

(12)	Mr. Yarbrough was awarded $76,805 in 2012 in recognition of services performed in 2012.

(13)	Mr. Yarbrough was awarded $77,995 in 2011 in recognition of services performed during 2011 and Mr. Yarbrough was awarded $35,071 in April 2012 in recognition of services performed in 2011.

(14)

On June 24, 2011, Mr. Yarbrough received a ten-year option to purchase 60,000 shares of our common stock at an exercise price of $4.94 per share in recognition of services performed during 2011, with one-third of the options vesting on June 24, 2012 and the remaining options vesting in quarterly installments over the subsequent two years.

On July 7, 2011, Mr. Yarbrough was granted a ten-year option to purchase 72,000 shares of our common stock at an exercise price of $5.25 per share.  These options were granted in six tranches of 12,000 options. The tranches begin vesting sequentially based on the closing of the next six acquisitions by the Company.  A portion of the grant associated with each acquisition may be forfeited based on how many acquired customers have been retained as of the six month date following the closing of each respective acquisition. The vesting of each tranche begins only when an acquisition is completed for that respective tranche.   Each tranche vests one-eighth on the nine month anniversary of the closing of the acquisition with the remaining seven-eighths vesting ratably on a quarterly basis over the following seven quarters.

The first tranche began vesting on December 2, 2011 when the Company completed the acquisition of Color Broadband.  One-eighth of the first tranche will vest on the nine month anniversary (September 2, 2012) with the remaining seven-eighths vesting ratably on a quarterly basis through June 2, 2014.

On July 7, 2011, Mr. Yarbrough was granted a ten-year option to purchase 187,500 shares of our common stock at an exercise price of $5.25 per share.  These options were granted in six tranches and each tranche begins vesting sequentially based on the execution of the next six backhaul contracts executed by the Company.  The vesting of each tranche begins only when a backhaul contract is executed for that respective tranche.   The first tranche was for 100,000 options and the remaining five tranches were for 17,500 options each.  Each tranche vests on a quarterly basis over the two year period following the date on which each respective backhaul contract is executed.

The first tranche of 100,000 options began vesting on March 29, 2012 when the Company executed a backhaul contract with a national wireless carrier.  The second tranche of 17,500 options began vesting on April 30, 2012 when the Company executed its second backhaul contract with a national wireless carrier.

(15)	Mr. Yarbrough was awarded $77,409 in 2010 in recognition of services performed during 2010 and Mr. Yarbrough was awarded $48,064 in February 2011 in recognition of services performed in 2010.

Grants of Plan-Based Awards

There were no stock option or restricted stock awards granted to our named executive officers during the year ended December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards to our named executive officers as of December 31, 2012:

	Option Awards

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Jeffrey M. Thompson	140,000	(1)	−		$0.78	2/27/13
	175,193	(2)	−		$1.14	12/14/14
	175,193	(3)	−		$1.43	4/28/15
	12,010	(4)	−		$2.00	12/2/17
	11,032	(5)	−		$2.00	3/2/18
	75,000	(6)	−		$0.69	12/30/18
	18,406	(7)	−		$0.77	3/30/19
	125,000	(8)	−		$0.78	5/5/19
	50,001		49,999	(9)	$4.94	6/23/21
	11,000		121,000	(10)	$5.25	7/6/21
	18,752		137,498	(11)	$5.25	7/6/21

Joseph P. Hernon	113,426	(12)	−		$1.45	6/1/18
	31,665	(8)	−		$0.78	5/5/19
	30,000		30,000	(9)	$4.94	6/23/21
	5,334		90,666	(13)	$5.25	7/6/21
	10,626		71,874	(14)	$5.25	7/6/21

(1)	Such option vested as to one-third of the shares subject to the option annually, commencing February 28, 2004.

(2)	Such option was fully vested and exercisable on December 15, 2004, the date of grant.

(3)	Such option was fully vested and exercisable on April 29, 2005, the date of grant.

(4)	Such option was fully vested and exercisable on December 3, 2007, the date of grant.

(5)	Such option vested as to one-third of the shares subject to the option annually, commencing March 3, 2009.

(6)	Such option vested as to one-third of the shares subject to the option annually, commencing December 31, 2009.

(7)	Such option was fully vested and exercisable on March 31, 2009, the date of grant.

(8)	Such option vested in equal quarterly installments over an 18 month period commencing August 6, 2009.

(9)	Such option vests with one-third of the shares on June 24, 2012 and the remaining options vesting in quarterly installments ratably over the subsequent two years.

(10)

Such option was granted in six tranches of 22,000 and each tranche begins vesting sequentially based on the closing of the next six acquisitions by the Company.  The first tranche began vesting on December 2, 2011 when the Company completed the acquisition of Color Broadband, and will vest in quarterly installments over a two year period. The remaining five tranches will vest in the same manner based on when the remaining five acquisitions are completed.  The vesting of the remaining five tranches will begin only when the Company completes each subsequent acquisition.

(11)

Such option was granted in six tranches and each tranche begins vesting sequentially based on the execution of the next six backhaul contracts executed by the Company.  The vesting of each tranche begins only when a backhaul contract is executed for that respective tranche.   The first tranche was for 50,000 options and the remaining five tranches were for 25,000 options each.  Each tranche vests on a quarterly basis over the two year period following the date on which each respective backhaul contract is executed.

The first tranche of 50,000 options began vesting on March 29, 2012 when the Company executed a backhaul contract with a national wireless carrier.  In May 2012, Mr. Thompson exercised a right to exchange 25%, or 12,500, of the 50,000 options for a cash payment of $34,969 which equaled the fair value of the 12,500 options on the grant date, as calculated in accordance with the Black-Scholes valuation model. The remaining 37,500 options will continue to vest ratably on a quarterly basis through March 2014.

The second tranche of 25,000 options began vesting on April 30, 2012 when the Company executed its second backhaul contract with a national wireless carrier.  In May 2012, Mr. Thompson exercised a right to exchange 25%, or 6,250, of the 25,000 options for a cash payment of $17,647 which equaled the fair value of the 6,250 options on the grant date, as calculated in accordance with the Black-Scholes valuation model. The remaining 18,750 options will continue to vest ratably on a quarterly basis through April 2014.

(12)	Such option vests as to one-third of the shares subject to the option annually, commencing June 2, 2009.

(13)

Such option was granted in six tranches of 16,000 options and each tranche begins vesting sequentially based on the closing of the next six acquisitions by the Company.  The first tranche began vesting on December 2, 2011 when the Company completed the acquisition of Color Broadband.  One-third of the first tranche will vest on the one year anniversary (December 2, 2012) with the remaining two-thirds vesting ratably on a quarterly basis over the following two years (through December 2, 2014).  The remaining five tranches will vest in the same manner based on when the remaining five acquisitions are completed.  The vesting of the remaining five tranches will begin only when the Company completes each subsequent acquisition.

(14)

Such option was granted in six tranches and each tranche begins vesting sequentially based on the execution of the next six backhaul contracts executed by the Company. The vesting of each tranche begins only when a backhaul contract is executed for that respective tranche. The first tranche was for 20,000 options and the remaining five tranches were for 12,500 options each. Each tranche vests on a quarterly basis over the two year period following the date on which each respective backhaul contract is executed.

The first tranche of 20,000 options began vesting on March 29, 2012 when the Company executed a backhaul contract with a national wireless carrier. The second tranche of 12,500 options began vesting on April 30, 2012 when the Company executed its second backhaul contract with a national wireless carrier.

Option Exercises and Stock Vested

The following table summarizes, with respect to our named executive officers, all options that were exercised during fiscal 2012:

	Option Awards		Restricted Stock
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Vested (#)	Value Realized on Vesting($)
Jeffrey M. Thompson	140,309	$538,787

Joseph P. Hernon	25,000	$97,750
	8,334	$32,586
	35,000	$136,850
			15,000	$34,650

Melvin L. Yarbrough, Jr.	21,668	$61,754
	16,667	$47,501
			15,000	$34,650

Employment Agreements and Change-in-Control Agreements

In December 2007, we entered into an employment agreement with Jeffrey M. Thompson, our principal executive officer, which was amended in December 2011. Pursuant to the terms of the amended agreement, Mr. Thompson serves as our chief executive officer and president for a period of two years, with automatic one-year renewals, subject to either party electing not to renew. Mr. Thompson’s base salary under the amended agreement is $330,000 per annum. Under his initial employment agreement, Mr. Thompson’s base salary was $225,000 which was subsequently adjusted to $248,063 effective January 1, 2010 and to $300,000 effective December 16, 2010. Mr. Thompson is eligible for an annual bonus of up to 75% of his base salary, as determined by our Board. Under the amended agreement, Mr. Thompson was awarded special bonuses totaling $75,000, which included (i) $25,000 on the effective date of the amended agreement, (ii) $25,000 related to the closing of the acquisition of Color Broadband and (iii) $25,000 upon the execution of an agreement with a large technology company. In addition, we will pay 100% of all costs associated with Mr. Thompson’s employee benefits, including without limitation, health insurance.

If Mr. Thompson’s employment is terminated (i) by us without “cause,” (ii) by him for “good reason” or (iii) by us within two years of a “change of control” (as such terms are defined in the agreement), then (a) we will be required to pay Mr. Thompson twenty-four months base salary in monthly installments, (b) any unvested options to purchase shares of our common stock would immediately vest and become exercisable and any restrictions on restricted stock would immediately lapse, and (c) we must continue to provide employee benefits, including health insurance, for a period of five years following such termination.

During Mr. Thompson’s employment with us, and for a period of twelve months following his termination (the “Restricted Period”), except for a termination by Mr. Thompson for “good reason,” he is prohibited from engaging in any line of business in which we were engaged or had a formal plan to enter during the period of his employment with us. We will continue to pay Mr. Thompson his base salary then in effect, in accordance with our customary payroll practices for the duration of any such Restricted Period in the event that Mr. Thompson’s employment is terminated voluntarily by him, except for “good reason,” or by us for “cause.”

In May 2008, Joseph P. Hernon joined the Company as Chief Financial Officer. His employment offer provided for a base annual salary of $190,000 and bonus payments up to 58% of base salary, as determined by the Board. Effective April 1, 2010, Mr. Hernon’s base salary was increased to $199,500. Effective December 16, 2010, Mr. Hernon’s base salary was increased to $225,000. Effective April 1, 2012, Mr. Hernon’s base salary was increased to $250,000. Upon joining the Company, Mr. Hernon was granted options to purchase 150,000 shares of common stock at an exercise price of $1.45 per share, vesting in three annual installments commencing upon the first anniversary of the grant. He has received subsequent awards and is eligible to receive additional stock-based awards at the discretion of the Board and as provided under the Company’s stock-based incentive plans. The Company pays 100% of Mr. Hernon’s health insurance. He is also eligible to participate in the Company’s health and other employee benefit plans. Mr. Hernon is an employee at will.

PROPOSAL NO. 2 - AMENDMENT TO THE 2008 DIRECTORS PLAN

Background and Purpose of the Amended Plan

We are requesting that stockholders vote to amend our 2008 Directors Plan. Our Board of Directors has approved the amendment to the 2008 Directors Plan, subject to the approval from the stockholders at the annual meeting. The proposed amendment will increase the number of shares of common stock reserved for issuance from 1,000,000 shares of common stock to 2,000,000 shares of common stock. The Plan was originally adopted by our Board of Directors and approved by our stockholders in August 2008. As of September 5, 2013, there were 1,000,000 options granted or common stock issued from the Plan and no shares available for future grants.

The purpose of the 2008 Directors Plan is to help us attract and retain the services of experienced and highly-qualified individuals as directors and to encourage stock ownership by such directors so that their interests are aligned with the interests of our Company and stockholders.

The following summary of the material provisions of the amended 2008 Directors Plan is qualified in its entirety by reference to the complete text of the 2008 Non-Employee Directors Compensation Plan, a copy of which is attached to this proxy statement as Exhibit A.

Stock Subject to the Plan

We have reserved a maximum of 2,000,000 shares of common stock for issuance upon the exercise of stock options to be granted pursuant to the 2008 Directors Plan or for restricted stock awards in lieu of option grants. Each share issued under an option or restricted stock award will be counted against this limit. Shares to be delivered at the time a stock option is exercised or upon a restricted stock grant may be available from authorized but unissued shares or from shares previously issued but which we have reacquired and hold in our treasury.

In the event of any change in our outstanding shares by reason of any reorganization, recapitalization, consolidation, stock split, reverse stock split, stock dividend, combination of shares, reclassification or other similar transactions, the number of shares which may be issued upon exercise of outstanding options, and the exercise price of options previously granted under the 2008 Directors Plan, will be proportionally adjusted to prevent any enlargement or dilution of the rights of holders of previously granted options as may be appropriate to reflect any such transaction or event.

Required Vote

Approval of the proposal to increase the number of shares of common stock reserved for issuance under the 2008 Directors Plan from 1,000,000 shares of common stock to 2,000,000 shares of common stock requires the affirmative vote of a majority of the votes cast at the annual meeting.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO OUR 2008 DIRECTORS PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE.

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013

Our stockholders are being asked to ratify the Board of Directors’ appointment of Marcum LLP as our independent registered public accounting firm for fiscal 2013.

In the event that the ratification of this selection is not approved by a majority of the votes cast by holders of our shares of common stock voting at the annual meeting, the Audit Committee has the authority to select our independent registered public accounting firm. The Audit Committee has the ability to appoint Marcum LLP under the Company’s Audit Committee charter even if not approved by our stockholders.

A representative of Marcum LLP is expected to be present at the annual meeting and will have an opportunity to make a statement if he desires to do so. It is also expected that such representative will be available to respond to appropriate questions.

Fees Paid to Auditors

The following table sets forth the fees that the Company accrued or paid to Marcum LLP during fiscal 2012 and fiscal 2011.

	2012	2011
Audit Fees(1)	$227,179	$236,287
Audit-Related Fees(2)	−	−
Tax Fees(3)	−	−
All Other Fees	−	−
Total	$227,179	$236,287

(1)

Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)

Audit-related fees relate to professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including due diligence.

(3)

Tax fees relate to professional services rendered for tax compliance, tax advice and tax planning for the Company. The Company does not engage Marcum LLP to perform personal tax services for its executive officers.

Administration of the Engagement; Pre-Approval of Audit and Permissible Non-Audit Services

Before the independent registered public accounting firm is engaged by the Company to perform audit or permissible non-audit services, the engagement is approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may establish, either on an ongoing or case-by-case basis, pre-approval policies and procedures providing for delegated authority to approve the engagement of the independent registered public accounting firm, provided that the policies and procedures are detailed as to the particular services to be provided, the Audit Committee is informed about each service, and the policies and procedures do not result in the delegation of the Audit Committee's authority to management. In accordance with these procedures, the Audit Committee pre-approved all services performed by Marcum LLP during 2012.

Required Vote

Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 requires the affirmative vote of the majority of the votes cast at the annual meeting.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2012 accompanies this notice.

FUTURE PROPOSALS OF SECURITY HOLDERS

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials for the 2014 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the stockholder proposals must be received by our Corporate Secretary at our principal executive office no earlier than April 23, 2014 and no later than May 28, 2014. Under SEC rules, you must have continuously held for at least one year prior to the submission of the proposal (and continue to hold through the date of the meeting) shares of common stock equal to either (a) $2,000 in market value or (b) 1% of our outstanding common stock in order to submit a proposal which you seek to have included in the Company’s proxy materials. We may, subject to SEC review and guidelines, decline to include any proposal in our proxy materials.

Stockholders who wish to make a proposal at the 2014 Annual Meeting of Stockholders, other than one that will be included in our proxy materials, must notify us no later than August 6, 2014 (see Rule 14a-4(c)(1) under the Exchange Act). If a stockholder who wishes to present a proposal fails to notify us by August 6, 2014, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

HOUSE HOLDING OF MATERIALS

In some instances, only one copy of the Notice, this proxy statement or our annual report, as applicable, is being delivered to multiple stockholders sharing an address, unless we have received instructions from one or more of the stockholders to continue to deliver multiple copies. We will deliver promptly, upon oral or written request, a separate copy of the applicable materials to a stockholder at a shared address to which a single copy was delivered. If you wish to receive a separate copy of the Notice, this proxy statement or our annual report, as applicable, you may call us at 401-848-5848, or send a written request to Towerstream Corporation, 55 Hammarlund Way, Middletown, Rhode Island 02842, attention Chief Financial Officer. If you have received only one copy of the Notice, proxy statement or annual report, and wish to receive a separate copy for each stockholder in the future, you may call us at the telephone number or write us at the address listed above. Alternatively, stockholders sharing an address who now receive multiple copies of the Notice, proxy statement or annual report, may request delivery of a single copy, also by calling us at the telephone number or writing to us at the address listed above.

OTHER BUSINESS

The Board of Directors knows of no business to be brought before the annual meeting other than as set forth above. If other matters properly come before the stockholders at the meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their judgment.

Dated: September 10, 2013

EXHIBIT A

TOWERSTREAM CORPORATION

2008 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

1.     Purpose of the Plan.

This 2008 Non-Employee Directors Compensation Plan (the “Plan”) is intended as an incentive to enable Towerstream Corporation, a Delaware corporation (the “Company”), to attract and retain the services of experienced and highly-qualified individuals as directors of the Company and to encourage stock ownership by such directors so that their interests are aligned with the interests of the Company and its stockholders. It is intended that participants in the Plan may acquire or increase their proprietary interests in the Company and be encouraged to remain in the directorship of the Company. For purposes of the Plan, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

2.     Administration of the Plan.

The Plan shall be administered by the Board of Directors of the Company and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board (the “Board”). Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time subject to the terms of the Plan and any applicable limitations imposed by law. The Board shall have authority to administer the Plan subject to the provisions of the Plan, including the election to grant restricted stock awards in lieu of automatic option grants, but shall have no authority, discretion or power to select the non-employee directors of the Company who will receive options under the Plan, to set the exercise price of the options granted under the Plan, to determine the number of shares of common stock to be granted upon exercise of options or the time at which such options are to be granted, to establish the duration of option grants, or to alter other terms or conditions specified in the Plan. All questions of interpretation of the Plan or of any options granted under the Plan (an “Option”) or restricted stock awards shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan and/or any Option. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3.     Eligibility.

Options, restricted stock awards and cash fees may be granted only to directors of the Company who, at the time of such grant, are not employees of the Company or of any parent or subsidiary corporation of the Company (“Non-Employee Directors”). Options granted to Non-Employee Directors shall be nonqualified stock options; that is, options that are not treated as having been granted under Section 422(b) of the Code. A person granted an Option is hereinafter referred to as an “Optionee.”

4.     Cash Fees.

Each Non-Employee Director shall receive an annual retainer fee of $50,000 payable in cash, for serving as a director of the Company. No fees will be paid for meetings attended in person or telephonically. In connection with the additional responsibilities associated with such positions, the Chairman of the Board will receive an additional $10,000 per year, and the Chairman of the Audit and Compensation Committees will each receive an additional $5,000 per year.

5.     Shares Subject to Plan.

Subject to adjustment as provided in Section 8, a total of 2,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Stock”), shall be subject to the Plan. The shares of Stock subject to the Plan shall consist of unissued shares or treasury shares, and such amount of shares are hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan. If an Option expires or becomes unexercisable without having been exercised in full, or is forfeited, the unpurchased shares which were subject thereto shall become available for future grant or sale under the Plan. Stock used to pay the exercise price of an Option shall not become available for future grant or sale under the Plan. Stock used to satisfy tax withholding obligations shall not become available for future grant to sale under the Plan.

1

6.     Time for Granting Options and/or Restricted Stock Awards.

All Options shall be granted and restricted stock awards shall be made, if at all, within ten (10) years from the Effective Date.

7.     Terms and Conditions.

Options granted or restricted stock awarded pursuant to the Plan may be evidenced by written agreements specifying the number of shares of Stock covered thereby, which written agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

(a)     Automatic Grant of Options. Unless otherwise determined in the sole discretion of the Board in accordance with Section 7(f) hereof, Options shall be granted automatically and without further action of the Board, as follows:

(i)      Each Non-Employee Director will receive 50,000 options to acquire shares of our Stock during each year of continued service to the Board of Directors on the first business day of June of each year; provided that the recipient Non-Employee Director is then serving on the Board of Directors, or re-elected to serve on the Board of Directors, as the case may be. Any annual award shall be subject to a pro rata reduction for service of less than one full year since the date of joining the Board of Directors. The annual award, if subject to such pro rata reduction, shall be reduced as follows:

Date of Joining Board	Reduction Amount

First business day of June to September 30th	no reduction

October 1st to December 31st	reduced by 12,500 options

January 1st to March 31st	reduced by 25,000 options

April 1st to last business day of May	reduced by 37,500 options

(ii)     Notwithstanding the foregoing, any person may elect not to receive an Option to be granted pursuant to this Section 7(a) by delivering written notice of such election to the Board no later than the day prior to the date on which such Option would otherwise be granted. A person so declining an Option shall receive no payment or other consideration in lieu of such declined Option. A person who has declined an Option may revoke such election by delivering written notice of such revocation to the Board no later than the day prior to the date on which such Option would be granted pursuant to this Section 7(a).

(iii)     Notwithstanding any other provision of the Plan to the contrary, no Option shall be granted to any individual on a day when he or she is no longer serving as a Non-Employee Director of the Company.

(iv)     Options granted in accordance with this Section 7(a) shall not be binding on the Company and no person shall have any rights thereunder unless and until the Plan or any individual Option grant shall be approved by the stockholders of the Company within one year of the date of grant.

(b)     Option Exercise Price. The purchase price of each share of Stock purchasable under an Option shall be the Fair Market Value of such share of Stock on the date the Option is granted. “Fair Market Value” means for the purpose of the Plan, for any date, the price determined by the first of the following clauses that applies: (i) if the Stock is then listed or quoted on any established stock exchange or national market system (a “Trading Market”), the daily volume weighted average price of the Stock for such date (or the nearest preceding date) on the Trading Market on which the Stock is then listed or quoted as reported by Bloomberg L.P. (based on a day on which the New York Stock Exchange is open for trading from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time); (ii) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (iii) if the Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Stock so reported; or (iv) in all other cases, the fair market value of a share of Stock as determined by the Board in good faith in a manner consistent with the provisions of the Code. Anything in this Section 7(b) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

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(c)     Exercise Period and Exercisability of Options. An Option granted pursuant to the Plan shall be exercisable for a term of ten (10) years. Options granted pursuant to the Plan shall become exercisable on the date of grant; provided, however, that no option shall be exercisable until such time as any limitation required by Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related rules and regulations shall be satisfied for availability of the exemption provided under Rule 16b-3(d)(3) of the Exchange Act.

(d)     Termination of Options.

(i)     In the event that an Optionee ceases to be a director of the Company because the Optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director. Such Option may be exercised at any time until the earlier of (a) one (1) year after the date the Optionee ceases to be a director and (b) the date on which the Option otherwise expires by its terms, at which time the Option shall expire; provided, however, if the Optionee dies before the Options are forfeited and no longer exercisable, the terms and provisions of Section 7(d)(ii) shall control.

(ii)     In the event of the death of an Optionee, the Option granted to such Optionee may be exercised, to the extent the Option was exercisable on the date of such Optionee’s death, by the estate of such Optionee or by any person or persons who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of such Optionee. Such Option may be exercised at any time until the earlier of (a) one (1) year after the date the Optionee ceases to be a director and (b) the date on which the Option otherwise expires by its terms, at which time the Option shall expire.

(iii)     In the event that an Optionee ceases to be or is removed as a director of the Company on account of fraud, dishonesty, conviction of a felony under any state or federal statute or other acts detrimental to the interests of the Company or any direct or indirect subsidiary of the Company, or for any other reason that, upon a good faith determination by the Board or the stockholders of the Company, is deemed to constitute “cause”, provided, however, that it is specifically understood that “cause” shall not include the commission or omission of any act taken in the good-faith exercise of such Optionee’s business judgment as a Non-Employee Director, the Option granted to such Optionee shall terminate as of the date of the action giving rise to such termination for “cause” and no unexercised Option or portion of an Option may thereafter be exercised.

(iv)     In the event that an Optionee is removed as a director by the Company at any time other than for “cause” pursuant to Section 7(d)(iii) or resigns as a director, the Option granted to such Optionee may be exercised by the Optionee, to the extent the Option was exercisable on the date such Optionee ceases to be a director. Such Option may be exercised at any time until the earlier of (a) one (1) year after the date the Optionee ceases to be a director and (b) the date on which the Option otherwise expires by its terms, at which time the Option shall expire; provided, however, if the Optionee dies before the Option is forfeited and no longer exercisable, then the terms and provisions of Section 7(d)(ii) shall control.

(e)     Payment of Option Exercise. Payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by certified check or bank draft or by such other instrument as may be acceptable to the Company or by wire transfer of immediately available funds, (ii) by surrender of a number of shares of Stock having a fair market value (as determined in accordance with Section 7(b) hereof) equal to the aggregate purchase price of the Stock being purchased (“Cashless Exercise”) as hereinafter determined, or (iii) a combination of cash and shares, or (iv) on a “net” cashless exercise basis. If the Optionee elects the net cashless exercise method of payment, the Company shall issue to the Optionee a number of shares of Stock determined in accordance with the following formula:

X	=	Y(A - B)
A

with:	X =	the number of shares of Stock to be issued to the Holder;

	Y =	the number of shares of Stock with respect to which the Option is being exercised;

A =	the Fair Market Value per share of the Stock on the date of exercise of the Option; and

B =	the then-current exercise price of the Option

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(f)     Restricted Stock Awards. In the sole discretion of the Board of Directors, the Board of Directors may elect to grant restricted stock awards, in amounts and on terms to be determined by the Board of Directors, in lieu of the automatic grants of options described in Section 7(a) above.

8.     Termination or Amendment of Plan.

(a)     The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee under any Option theretofore granted without such Optionee’s consent.

(b)     The Board may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Optionee without the Optionee’s consent.

(c)     It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Board shall exercise its discretion in granting Options hereunder (and the terms of such Options) accordingly. The Plan and any grant of an Option hereunder may be amended from time to time (without, in the case of an Option, the consent of the Optionee) as may be necessary or appropriate to comply with the Section 409A Rules.

9.     Effect of Change in Stock Subject to Plan.

Appropriate adjustments shall be made in the number and class of shares of Stock subject to the Plan, the number of shares to be granted under the Plan and to any outstanding Options and in the Option exercise price of any outstanding Options in the event of a stock dividend, stock split, recapitalization, reverse stock split, combination, reclassification or like change in the capital structure of the Company.

10.     Transferability of Options.

(a)     Except as provided in Section 10(b) hereof, an Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution; provided, however, that Options may be transferred under a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder).

(b)     Notwithstanding the foregoing, with the consent of the Board, in its sole discretion, an Optionee may transfer all or a portion of the Option to: (i) an Immediate Family Member (as hereinafter defined), (ii) a trust for the exclusive benefit of the Optionee and/or one or more Immediate Family Members, or (iii) such other person or entity as the Board may permit (individually, a “Permitted Transferee”). For purposes of this Section 10(b), “Immediate Family Members” shall mean the Optionee’s spouse, parents, siblings, children or grandchildren, whether natural or adopted. As a condition to such transfer, each Permitted Transferee to whom the Option or any interest therein is transferred shall agree in writing (in a form satisfactory to the Company) to be bound by all of the terms and conditions of the Option Agreement evidencing such Option and any additional restrictions or conditions as the Company may require. Following the transfer of an Option, the term “Optionee” shall refer to the Permitted Transferee, except that, with respect to any provision for the Company’s tax withholding obligations, if any, such term shall refer to the original Optionee. The Company shall have no obligation to notify a Permitted Transferee of any termination of the transferred Option, including an early termination pursuant to Section 7(d). A Permitted Transferee shall be prohibited from making a subsequent transfer of a transferred Option except to the original Optionee or to another Permitted Transferee or as provided in Section 10(a) hereof.

11.     Government Regulations.

It is the Company’s intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act and any regulations promulgated thereunder. If any provision of this Plan is later found not to be in compliance with such Rule, the provision shall be deemed null and void. All transactions under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and any regulations promulgated thereunder.

12.     General Provisions.

(a)     Certificates. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Board may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

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(b)     Director Status. The adoption of the Plan shall not confer upon any Optionee of the Company or any subsidiary any right to continued service as a director with the Company, nor shall it interfere in any way with the right of the Company to terminate the service of any of its directors at any time.

(c)     Limitation of Liability. No member of the Board, or any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

13.     Registration of Stock.

A registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “SEC”) on August 7, 2009. Before any shares of Common Stock can be sold, a Reoffer and Resale Prospectus (the “Prospectus”) will need to be filed with the SEC. A Prospectus was filed for 200,000 shares on August 7, 2009.

14.     Effective Date of Plan.

The Plan originally became effective on August 27, 2008 when the stockholders of the Company approved the Plan. Stockholders approved an amendment to the Plan on November 8, 2010.

15.     Governing Law.

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

  5

PROXY

Please mark your votes like this **X**

The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

1. Election of five (5) directors:

(1) Philip Urso	☐ FOR	☐ AGAINST	☐ ABSTAIN
(2) Jeffrey M. Thompson	☐ FOR	☐ AGAINST	☐ ABSTAIN
(3) Howard L. Haronian, M.D.	☐ FOR	☐ AGAINST	☐ ABSTAIN
(4) Paul Koehler	☐ FOR	☐ AGAINST	☐ ABSTAIN
(5) William J. Bush	☐ FOR	☐ AGAINST	☐ ABSTAIN

IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature____________________ **Signature (if held jointly)**____________________ **Date**__________, **2013.**

Note: Please sign as name appears hereon. Joint owners should each sign . When signing as attorney, executor, administrator, corporate officer, trustee or guardian, please give title as such.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

TOWERSTREAM CORPORATION

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Towerstream Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on October 31, 2013.

Vote Your Proxy on the Internet:		*Vote Your Proxy by Phone:*		*Vote Your Proxy by mail:*
Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	**Call 1 (866) 894-0537** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TOWERSTREAM CORPORATION

The undersigned stockholder of Towerstream Corporation hereby (i) acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the 2013 Annual Meeting of Stockholders to be held at 55 Hammarlund Way, Tech II, Middletown, RI 02842 on November 1, 2013 at 9:00 a.m. Eastern Standard time, (ii) appoints Jeffrey M. Thompson and Joseph P. Hernon, and each of them, proxies and attorneys-in-fact, each with full powers of substitution and revocation, to vote all shares of Common Stock of Towerstream Corporation owned by the undersigned at such meeting and at any adjournments thereof, and in their discretion with respect to any other matters which properly come before the meeting (and any such adjournments), and (iii) revokes any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE OR, IF NO CHOICE IS SPECIFIED, FOR THE BOARD'S NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

(Continued, and to be marked, dated and signed, on the reverse side)

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held November 1, 2013

The 2013 Proxy Statement and the 2012 Annual Report are available at http://www.cstproxy.com/towerstream/2013